UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2018

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
HC2 Holdings, Inc. Second Amended and Restated 2014 Omnibus Equity Award Plan
At the Annual Meeting of the Stockholders (the “Annual Meeting”) of HC2 Holdings, Inc. (the “Company”) held on June 13, 2018, the Company’s stockholders approved the adoption of the HC2 Holdings, Inc. Second Amended and Restated 2014 Omnibus Equity Award Plan (the “Second A&R 2014 Plan”) pursuant to which incentive compensation may be provided to employees, directors, officers and consultants of the Company or its affiliates in the form of (1) stock options, including incentive stock options entitling the participant to favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, (5) other stock-based awards, and (6) performance compensation awards. The Second A&R 2014 Plan had been previously approved, subject to stockholder approval, by our Board of Directors on April 20, 2018. The Second A&R 2014 Plan replaces the HC2 Holdings, Inc. Amended and Restated 2014 Omnibus Equity Award Plan (the “Amended 2014 Plan”). No further awards will be granted under the Amended 2014 Plan, but outstanding awards previously granted under the Amended 2014 Plan will continue to be administered in accordance with their terms.
Subject to adjustment as provided in the Second A&R 2014 Plan, the Second A&R 2014 Plan authorizes the issuance of up to 3,500,000 shares of common stock, par value $0.001 per share, of the Company plus any shares that again become available for awards under the Amended 2014 Plan or the HC2 Holdings, Inc. 2014 Omnibus Equity Award Plan. The Second A&R 2014 Plan also provides that to the extent outstanding awards granted under the Second A&R 2014 Plan are not assumed, converted or replaced by the resulting entity in the event of a change in control, all outstanding awards that are not exercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, and any specified performance goals with respect to outstanding awards will be deemed to be satisfied at target, immediately prior to the consummation of such change in control, unless the applicable award agreement provides to the contrary.
The description of the Second A&R 2014 Plan above is qualified in its entirety by the full text of the Second A&R 2014 Plan which was filed as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2018 (File No. 001-35210) (the “Proxy Statement”), a copy of which is referenced in Exhibit A to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders
The Annual Meeting of the Company was held on June 13, 2018. The final voting results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

1.	Election of Directors
The holders of the shares of the Company’s common stock (the “Common Stock”), Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”) and Series A-2 Convertible Participating Preferred Stock (the “Series A-2 Preferred Stock” and, together with the Series A Preferred Stock the “Preferred Stock”), voting together as a single class (and with the Preferred Stock voting on an as-converted basis), voted to elect the following five nominees as members of the Board, each to hold office until the Company’s 2019 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The results of the vote were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Philip A. Falcone	34,620,149	639,690	12,305,328
Wayne Barr, Jr.	31,432,914	3,826,925	12,305,328
Warren S. Gfeller	32,767,972	2,491,867	12,305,328
Lee S. Hillman	32,766,542	2,493,297	12,305,328
Robert V. Leffler, Jr.	31,727,650	3,532,189	12,305,328

2.	Approval of the Compensation of the Company's Named Executive Officers (“Say on Pay”) Proposal
The holders of the Company’s Common Stock and Preferred Stock, voting as a single class and with the Preferred Stock voting on an as-converted basis, voted to approve the non-binding, advisory proposal on the compensation of the Company’s executive officers. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
28,753,090	6,396,787	109,962	12,305,328

3.	Approval of the Second Amended and Restated 2014 Omnibus Equity Award Plan
The holders of the Company’s Common Stock and Preferred Stock, voting as a single class and with the Preferred Stock voting on an as-converted basis, voted to approve the HC2 Holdings, Inc. Second Amended and Restated 2014 Omnibus Equity Award Plan. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
23,323,828	11,868,680	67,331	12,305,328

4.	Ratification of the appointment of BDO USA, LLP, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.
The holders of the Company’s Common Stock and Preferred Stock, voting as a single class and with the Preferred Stock voting on an as-converted basis, voted to ratify the appointment of BDO USA, LLP, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
47,439,331	37,135	88,701	—

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.
10.1
HC2 Holdings, Inc. Second Amended and Restated 2014 Omnibus Equity Award Plan (incorporated by reference to Exhibit A to the HC2 Holdings, Inc. Definitive Proxy Statement, filed on April 30, 2018) (File No. 001-35210)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2018

HC2 Holdings, Inc.
(Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer